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                                                                    EXHIBIT 10.2

                                SUPPORT AGREEMENT


     THIS SUPPORT AGREEMENT (this "Agreement") is entered into as of June ___, 2000, by and among the financial institutions executing this Agreement (such financial institutions, and their successors and assigns, are collectively referred to herein as the "Lenders"), WESTAR CAPITAL II LLC, a Delaware limited liability company ("Westar LLC"), WESTAR CAPITAL, L.P., a California limited partnership ("Westar L.P.") (Westar LLC and Westar L.P. being referred to herein separately as a "Payor" and collectively the "Payors") and DOSKOCIL MANUFACTURING COMPANY, for the benefit of BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), as Administrative Agent for the Lenders (the "Administrative Agent") to the extent and in the manner provided for in the Credit Agreement (defined below and herein so called).


                                   BACKGROUND:

A. Doskocil Manufacturing Company, a Texas corporation (the "Borrower"), has entered into a Credit Agreement, dated as of September 19, 1997, as amended by that certain First Amendment to Credit Agreement, dated as of February 10, 1999, that certain Second Amendment to Credit Agreement, dated as of May 14, 1999, that certain Third Amendment to Credit Agreement, dated as of August 12, 1999, and that certain Fourth Amendment to Credit Agreement, dated as of October 12, 1999, among the Lenders party thereto and the Administrative Agent for the Lenders (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined); and

B. The Payors, directly or indirectly, and their affiliates own beneficially and of record more than 86% of the Voting Stock of the Borrower; and

C. The Borrower has requested that the Administrative Agent and the Lenders make certain changes to the Credit Agreement pursuant to that certain Fifth Amendment to Credit Agreement, dated as of the date herewith (the "Fifth Amendment"); and

D. It is a condition precedent to the effectiveness of the Fifth Amendment that the Payors shall have executed and delivered this Agreement for the benefit of the Administrative Agent and the Lenders; and

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Fifth Amendment, each Payor hereby agrees as follows:

SECTION 1. Payment. Each Payor hereby jointly and severally agrees to pay to the Borrower, (a) no later than 90 days after the end of the fiscal year ending June 30, 2000, an amount that would cause EBITDA to be no less than $22,754,000 for the three consecutive fiscal quarters




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ending June 30, 2000, and (b) no later than (i) 60 days after the end of the fiscal quarters ending on September 30, 2000, December 31, 2000, and March 31, 2001, and (ii) 90 days after the end of the fiscal quarter ending on June 30, 2001, an amount which if added to the remainder of (A) EBITDA minus (B) Maintenance Capital Expenditures minus (C) scheduled payments of principal on indebtedness for borrowed money and Capitalized Leases (excluding any payment under the Temporary Credit Facility or any prepayments pursuant to Section 2.5 of the Credit Agreement) minus (D) payments of cash interest on Indebtedness (but not including any amortized closing fees or closing costs), as calculated for the previous twelve months as of the last day of the fiscal quarter in question, would make the remainder of such calculation greater than zero (such amount, in each case, being the "Payment Obligation").

SECTION 2. Payment Absolute. The Payors will pay the Payment Obligation as provided herein without set-off or counterclaim, and regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The liability of each Payor under this Agreement shall be joint and several, absolute and unconditional to the extent permitted by Applicable Law irrespective of:

         (a) any lack of validity or enforceability of any provision of any Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Obligations;

         (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents;

         (c) any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Obligations;

         (d) the absence of any attempt to collect any of the Obligations from the Borrower or from any other Person or any other action to enforce the same or the election of any remedy by any of the Lenders;

         (e) any waiver, consent, extension, forbearance or granting of any indulgence by any of the Lenders with respect to any provision of any Loan Document;

         (f) the election by any of the Lenders in any proceeding under the Bankruptcy Code of the application of section 1111(b)(2) of the Bankruptcy Code;

         (g) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code; or




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         (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor other than payment or performance of the Obligations.

SECTION 3. Representations and Warranties of Westar LLC. Westar LLC hereby represents and warrants to the Administrative Agent and the Lenders as follows:

         (a) Westar LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and except where failure to do so could not reasonably be expected to have a material adverse effect on (i) the business, financial condition, results of operation or prospects of Westar LLC, (ii) the validity or enforceability of this Agreement or (iii) the rights or remedies of the Lenders or the Administrative Agent under this Agreement (collectively, "Material Adverse Effect"), (v) is duly qualified as a foreign limited liability company and in good standing under the laws of each jurisdiction in which such qualification is required, except where the failure to do so would not have a Material Adverse Effect, (w) has all requisite legal power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under the lease and to conduct its business as now or currently proposed to be conducted, (x) is in compliance with its certificate of limited liability company and other governance documents, (y) is in compliance with all other applicable requirements of Law, except where the failure to do so would not have a Material Adverse Effect, and (z) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Tribunal having jurisdiction, to the extent required for such ownership, operation and conduct.

         (b) The execution, delivery and performance by Westar LLC of this
         Agreement:

                  (i) are within its limited liability company powers;

                  (i) have been duly authorized by all necessary limited liability company action, including, without limitation, the consent of members when required; and

                  (iii) do not and will not (A) contravene its limited liability company agreement or other governance documents, (B) violate any other applicable requirement of Law (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Tribunal or arbitrator except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any of its agreements, the result of which could reasonably be expected to have a Material Adverse Effect, (D) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of its property other than those in favor of the Administrative Agent on behalf of and for the



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                  ratable benefit of the Secured Parties, or (E) require the consent of, authorization by, approval of, notice to, or filing or registration with, any Tribunal or any other Person, except to the extent that the failure to obtain such consent or approval could not reasonably be expected to have a Material Adverse Effect.

         (c) This Agreement has been duly executed and delivered by Westar LLC and is the legal, valid and binding obligation of Westar LLC enforceable against it in accordance with its terms, subject to Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of Westar LLC) and general principles of equity.

         (d) The performance by Westar LLC under this Agreement is not restrained or enjoined (either temporarily, preliminarily or permanently) and no material adverse conditions have been imposed by any Tribunal or arbitrator upon any of the foregoing transactions.

         (e) Westar LLC is Solvent.

SECTION 4. Representations and Warranties of Westar L.P. Westar L.P. hereby represents and warrants to the Administrative Agent and the Lenders as follows:

         (a) Westar L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California, and except where failure to do so could not reasonably be expected to have a material adverse effect on (i) the business, financial condition, results of operation or prospects of Westar L.P.,
         (ii) the validity or enforceability of this Agreement or (iii) the rights or remedies of the Lenders or the Administrative Agent under this Agreement (collectively, "Material Adverse Effect"), (v) is duly qualified as a foreign limited partnership and in good standing under the laws of each jurisdiction in which such qualification is required, except where the failure to do so would not have a Material Adverse Effect, (w) has all requisite legal power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under the lease and to conduct its business as now or currently proposed to be conducted, (x) is in compliance with its certificate of limited liability company and other governance documents, (y) is in compliance with all other applicable requirements of Law, except where the failure to do so would not have a Material Adverse Effect, and (z) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Tribunal having jurisdiction, to the extent required for such ownership, operation and conduct.

         (b) The execution, delivery and performance by Westar L.P. of this
         Agreement:

                  (i) are within its partnership powers;


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                  (ii) have been duly authorized by all necessary partnership action, including, without limitation, the consent of partners when required; and

                  (iii) do not and will not (A) contravene its limited partnership agreement or other governance documents, (B) violate any other applicable requirement of Law (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Tribunal or arbitrator except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any of its agreements, the result of which could reasonably be expected to have a Material Adverse Effect, (D) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of its property other than those in favor of the Administrative Agent on behalf of and for the ratable benefit of the Secured Parties, or (E) require the consent of, authorization by, approval of, notice to, or filing or registration with, any Tribunal or any other Person, except to the extent that the failure to obtain such consent or approval could not reasonably be expected to have a Material Adverse Effect.

         (c) This Agreement has been duly executed and delivered by Westar L.P. and is the legal, valid and binding obligation of Westar L.P. enforceable against it in accordance with its terms, subject to Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of Westar L.P.) and general principles of equity.

         (d) The performance by Westar L.P. under this Agreement is not restrained or enjoined (either temporarily, preliminarily or permanently) and no material adverse conditions have been imposed by any Tribunal or arbitrator upon any of the foregoing transactions.

         (e) Westar L.P. is Solvent.

SECTION 5. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by each Payor herefrom shall in any event be effective unless the same shall be in writing, approved by the Determining Lenders and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6. Addresses for Notices. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 11.1 of the Credit Agreement, provided that if a notice or communication hereunder is sent to either Payor, said notice shall be addressed to such Payor, in care of the Borrower.


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SECTION 7. No Waiver; Remedies.

         (a) No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

         (b) Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Payment Obligation shall be conclusive and binding on the Payors irrespective of whether either Payor was a party to the suit or action in which such determination was made.

SECTION 8. Successors and Assigns. This Agreement shall (a) be binding upon each Payor, their successors and assigns, and (b) inure to the benefit of and be enforceable by the Administrative Agent and the Lenders and their respective successors, transferees, and permitted assigns. Neither Payor may assign any of its obligations under this Agreement without first obtaining the written consent of the Lenders and Administrative Agent.

SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

SECTION 10. Submission to Jurisdiction; Jury Trial.

         (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the United States Federal or State Courts sitting in Dallas, Texas, and, each of the Payors, the Administrative Agent and the Lenders hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Payor, the Administrative Agent and the Lenders hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (b) Nothing contained in this Section 10 shall affect the right of either Payor or the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any other party or its property in any other jurisdiction.

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         (c) THE ADMINISTRATIVE AGENT, EACH PAYOR AND THE LENDERS EACH, TO THE
         MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

SECTION 11. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

SECTION 13. No Recourse. Notwithstanding anything herein to the contrary, the obligations of the Payors shall be without recourse to any of its members, partners or other holders of equity in the Payors and shall be limited to the assets of Payors.

SECTION 14. Miscellaneous. All references herein to the Borrower or to either Payor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or such Payor. All references to the singular shall be deemed to include the plural where the context so requires.

SECTION 15. Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Payor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Payor's obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Borrower or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to either Payor in violation of the preceding sentence and the Payment Obligation shall not have been paid in full, such amount shall be deemed to have been paid to such Payor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Borrower to be credited and applied upon the Payment Obligation, whether matured or unmatured. Each Payor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this
Section 15 is knowingly made in contemplation of such benefits.


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SECTION 16. Payor Insolvency. Should either Payor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) , then any Payment Obligation that has accrued shall be a fully-matured, due, and payable obligation of such Payor, payable in full by such Payor without demand, the amount of which shall be such Payment Obligation as calculated in the first sentence of Section 1 hereof.

SECTION 17. Rate Provision. It is not the intention of any Lender to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Agreement, no Lender shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Payment Obligation, any amount in excess of the Highest Lawful Rate.

SECTION 18. Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

SECTION 20. ENTIRE AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 21. TIME OF ESSENCE. Time is important to all parties hereto in the performance of this Agreement and they have agreed that strict compliance is required as to any date set forth herein.

SECTION 22. SPECIFIC PERFORMANCE. The parties hereto agree that damages to the Administrative Agent and the Lenders caused by non-payment of the Payment Obligations cannot be measured monetarily. In the event that the Payors shall default in their responsibilities to make the Payment Obligations, the Administrative Agent shall have the right to demand specific performance of the Payment Obligation, and the Payors agree to fulfill such responsibility immediately upon such demand.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as the date first above written.

                                        WESTAR CAPITAL II LLC

                                        By:  Westar Capital Associates II, LLC,
                                             its manager and member

                                        By:  John W. Clark, its managing member







                                        WESTAR CAPITAL L.P.

                                        By:  Westar Capital Associates, its
                                             general partner

                                        By:  John W. Clark, its general partner










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                                        DOSKOCIL MANUFACTURING COMPANY



                                        By:
                                           -------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------






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ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Administrative Agent, and as a Lender



By:
   ------------------------------------------
   Name:
        -------------------------------------
   Title:
         ------------------------------------